Exhibit 99.1

Stellar Resources Ltd. – Departure of Director/Officer

FOR IMMEDIATE RELEASE

HENDERSON, NV, December 10, 2009 /PRNewswire-FirstCall/ - Stellar Resources Ltd. (OTC BB: SRRL), a mineral property acquisition, exploration and development company, wishes to report that it has accepted the resignation of Mr. Lee Balak as Chief Executive Officer and Director.  Mr. Balak has resigned to follow other business interests in the public market sector.  The Company and its Board wish to thank Mr. Balak for his past efforts and wish him well for the future.

On behalf of the Board
Stellar Resources Ltd.

Luigi Rispoli, President

Investor Relations
CONTACT: Stellar Resources Ltd.
Paul Knopick, E & E Communications
(949) 707-5365
pknopick@eandecommunications.com

FORWARD LOOKING STATEMENT

This press release contains statements, which may constitute 'forward-looking statements' within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.